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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Senior Management Stock Option Plan of McDermott International, Inc. of our reports dated July 10, 1997 with respect to the consolidated financial statements of McDermott International, Inc. and dated April 25, 1997 with respect to the combined financial statements of McDermott-ETPM West, Inc., included in McDermott International, Inc.'s Annual Report on Form 10-K, as amended, for the year ended March 31, 1997, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP



New Orleans, Louisiana
October 28, 1997